GPS FUNDS I
AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT effective as of the 1st day of April, 2011, to the Fund Accounting Servicing Agreement, originally made and entered into in 2001 and amended and restated as of March 16, 2006, as amended May 15, 2007 (the “Agreement”), is entered into by and between GPS Funds I f/k/a AssetMark Funds, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

NOW, THEREFORE, the parties agree as follows:

Effective as of April 1, 2011, AssetMark Funds shall be known as GPS Funds I.  Accordingly, all references to the AssetMark Funds in the Agreement shall be replaced with GPS Funds I.

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B, the fees of the Agreement, is attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I	U.S. BANCORP FUND SERVICES, LLC

By: _____________________________	By: ________________________________

Name:___________________________	Name: Michael R. McVoy

Title: ____________________________	Title: Executive Vice President

2011

Exhibit A to the Fund Accounting Servicing Agreement – GPS Funds I

Separate Series of GPS Funds I

GuideMark Large Cap Growth Fund
GuideMark Large Cap Value Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund
GuideMark Opportunistic Equity Fund

2011

Exhibit B to the Fund Accounting Servicing Agreement – GPS Funds I

U.S. BANCORP FUND SERVICES, LLC FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE EFFECTIVE APRIL 1, 2011

Annual fee based upon assets in the fund family:
♦ [   ] basis points on the first $[   ] billion
♦ [   ] basis points on the next $[   ] billion
♦ [   ] basis points on the balance
♦ Minimum annual fee: $[   ] (7 funds)

Fee schedule includes secondary pricing service fees.

Multiple Classes – Each class is an additional [   ]% of the charge of the initial class.

Extraordinary services - quoted separately
      Conversion Estimate – one month’s fee (if necessary)

NOTE - All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:
$[   ]  Domestic and Canadian Equities
$[   ]  Options
$[   ]  Corp/Gov/Agency Bonds
$[   ]  CMO's
$[   ] International Equities and Bonds
$[   ]  Municipal Bonds
$[   ]  Money Market Instruments
$[   ]  Per fund per month – Fund of Funds

Factor Services (BondBuyer)
♦ Per CMO - $[   ]/month
♦ Per Mortgage Backed - $[   ]/month
♦ Minimum - $[   ]/month

2011